Exhibit 99.1

Patriot Motorcycle Corporation Reaches

Settlement Agreement with Yamaha Motor Corporation

SAN CLEMENTE, Calif. -- (PRIMEZONE) -- November 21, 2005 -- Patriot Motorcycle Corporation (Pink Sheets: PMCY), today announced that its management team has reached an acceptable settlement of the lawsuit filed October 12, 2005, in Los Angeles Federal Court Yamaha Motor Corporation, U.S.A., et. al. alleging trademark infringement and other disputed activities. The following press information was distributed by Yamaha Motor Corporation on Friday, November 18, 2005:

Yamaha Motor Corporation, U.S.A. and Yamaha Motor Co. Ltd. announced that they reached a settlement yesterday in their lawsuit against defendant Patriot Motorcycles Company (Pink Sheets: PMCY). The parties have agreed to enter into a Consent Judgment on issues raised in the lawsuit. Yamaha Motor Corporation, U.S.A., et. al. v. Yamoto Motor Corporation, et. al., Case No. CV05-7351 RSWL (JTLx).

On October 12, 2005, Yamaha filed suit against Yamoto Motor Corporation and others in Los Angeles Federal Court for trademark infringement, trademark dilution, false designation of origin, false advertising, copyright infringement and unfair competition. The case remains open as to co-defendant Yamoto. Yamaha is the original designer, manufacturer and seller of the Raptor(TM) line of ATVs and TT-R125 off-road motorcycles and sought a permanent injunction against Yamoto.

"Yamaha is pleased to have reached a settlement with Patriot Motorcycles Company in such a timely manner," said Russell Jura, General Counsel of Yamaha Motor Corporation, U.S.A.

"Patriot wants to move forward," said Michel Attias, Chief Executive Officer of Patriot. "We will continue to remain in the U.S. market and will provide our customers with affordable products for the entire family that are defined by our own unique qualities and features."

Jura concluded: "While we have settled with Patriot, our trademark infringement case against Yamoto Motor Corporation will continue. Yamaha will not tolerate Yamoto's fraudulent, deceptive imitation of its trademarks, copyrights and appearance of its products. Since Yamoto has not yet approached us about a settlement as Patriot did, our intention is to litigate this case against Yamoto Motor Corporation through trial."

As a result of this settlement, Patriot Motorcycle Corporation is pleased that its original intent -- of bringing affordable family fun to the world marketplace -- is not in conflict with or detrimental to the long-standing reputation and brand(s) of Yamaha Motor Corporation.

"I'm very proud of our experienced management team for providing the research and tools that met this challenge, provided a solution, took action and achieved a positive resolution for our dealers, employees, customers and investors," adds Patriot Motorcycle Corporation CEO, Michel Attias.

Note: Statements contained in this release that are not strictly historical are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1934, as amended. These forward-looking statements are made based upon information available as of the date hereof, and the company assumes no obligation to update such forward-looking statements. Editors and investors are cautioned that such forward-looking statements involve risk and uncertainties and the company's actual results may differ from these forward-looking statements. Such risks and uncertainties include, but are no limited to, demand for the company's products and services, Patriot Motorcycle Corporation's (PMCY) ability to continue to develop its market, general economic conditions and other factors that may be more fully described in reports to shareholders and periodic filings with the Securities and Exchange Commission.

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Contact:

Patriot Motorcycle Corporation

Mark Green, (949) 488-0434 x 202

mgreen@patriotmotorcycles.com

or

Investor relations contact:

Dan Duquette

(714) 915-4820 or (949) 488-0434 x 208

dand@patriotmotorcycles.com

Source: Patriot Motorcycle Corporation